EXHIBIT 1

                           JOINT ACQUISITION STATEMENT
                           PURSUANT TO RULE 13D-1(k)1


The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.


Dated:  October 29, 2007

HUDSON BAY FUND, LP                       HUDSON BAY OVERSEAS FUND, LTD.



By: /s/ Yoav Roth                         By: /s/ Yoav Roth
    ----------------------------------         ---------------------------------
Name:  Yoav Roth                          Name:  Yoav Roth
Title  Principal and Portfolio Manager    Title  Principal and Portfolio Manager


HUDSON BAY CAPITAL MANAGEMENT, L.P.       SANDER GERBER

By: /s/ Yoav Roth                         /s/ Sander Gerber
    ----------------------------------    -------------------------------------
Name:  Yoav Roth
Title  Principal and Portfolio Manager


YOAV ROTH                                 JOHN DOSCAS


/s/ Yoav Roth                             /s/ John Doscas
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